SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential. For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Denbury Resources Inc.

(Name of Registrant as Specified in its Charter)

__________________________________________________

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule -11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

1)	Amount previously paid:
2)	Form, Schedule or Registration Statement No.:
3)	Filing Party:
4)	Date Filed:

NOTICE OF SPECIAL MEETING

OF STOCKHOLDERS

September 8, 2005

To our Stockholders:

You are hereby notified that a special meeting of stockholders of Denbury Resources Inc., a Delaware corporation ("Denbury" or the "Company"), will be held at the Denbury offices located at 5100 Tennyson Parkway, Suite 3000, Plano, Texas 75024, at 3:00 P.M., Central Time, on Wednesday, October 19, 2005, for the following purposes:

(1)

to approve an amendment to our Restated Certificate of Incorporation to increase the number of shares of our authorized common stock from 100,000,000 shares to 250,000,000 shares and to split our common shares 2-for-1;

(2)	to grant authority to the Company to extend the solicitation period in the event that the special meeting is postponed or adjourned for any reason; and

(3)	to transact such other business as may properly come before the special meeting or any adjournment or postponement thereof.

Only stockholders of record at the close of business on September 6, 2005 are entitled to notice of and to vote at the special meeting.

Stockholders are urged to vote their proxy promptly by either returning the enclosed proxy, voting by telephone or voting via the internet, each as more fully described in the enclosed proxy statement, whether or not they expect to attend the meeting in person. If your shares are held in street name by a broker or bank, you will need to obtain a written proxy from the broker, bank or other nominee holding your shares to be able to vote at the meeting.

Phil Rykhoek

Senior Vice President, Chief Financial Officer

and Secretary

It is important that proxies be returned promptly. Therefore, stockholders are urged to vote and return their proxy whether or not they expect to attend the meeting in person. Your proxy may be revoked at any time before it is voted.

DENBURY RESOURCES INC.

Proxy Statement

Special Meeting of Stockholders

to be held on Wednesday, October 19, 2005

THIS PROXY STATEMENT AND THE ENCLOSED PROXY IS FURNISHED IN CONNECTION WITH THE SOLICITATION BY THE MANAGEMENT OF DENBURY RESOURCES INC., a Delaware corporation ("Denbury" or the "Company") of proxies to be voted at the special meeting of the stockholders of Denbury to be held on Wednesday, the 19th day of October, 2005, at our offices located at 5100 Tennyson Parkway, Suite 3000, Plano, Texas 75024 at 3:00 P.M. Central Time, or at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders. We do not know of any matters other than those listed on the notice that will be presented for action at the special meeting.

This proxy statement and proxy card will be mailed to stockholders on or about September 8, 2005.

RECORD DATE AND COMMON STOCK OUTSTANDING

Our board of directors has fixed the record date for the meeting as of the close of business on September 6, 2005. Only Denbury stockholders of record as of the record date are entitled to receive notice of and to vote at the meeting. On the record date, there were ___________ shares of common stock of Denbury, par value $.001 per share, issued and outstanding and entitled to vote.

VOTING OF COMMON STOCK

A proxy card is included with this proxy statement. In order to be valid and acted upon at the meeting, your proxy card must be received by the Secretary of Denbury or by our transfer agent, American Stock Transfer and Trust, 40 Wall Street, New York, NY 10005, before the time set for the holding of the meeting or any adjournment thereof. You may also vote your shares by phone, (800)-PROXIES, or may vote via the Internet at www.voteproxy.com.

If you submit a proxy, you may revoke it any time prior to the meeting, or if you attend the meeting personally, you may revoke your proxy at that time and vote in person. In addition, regardless of which method you used to submit your proxy, you may revoke it by any later-dated vote via the telephone, the Internet or in writing. This later dated proxy may be deposited at either our registered office or our principal place of business, at any time up to the time of the meeting, or with the Chairman of the meeting on the day of the meeting. If your shares are held in street name by a broker or bank, you will need to obtain a written proxy from the broker, bank or other nominee holding your shares to be able to vote at the meeting. You should note that your mere presence at the meeting, however, will not constitute a revocation of a previously submitted proxy.

In order for us to have a quorum at the special meeting, we must have present in person or represented by proxy stockholders holding at least one-third of our issued and outstanding shares of common stock entitled to vote at the meeting, or at least ______________ shares. If you are a holder of our common stock, you are entitled to one vote at the meeting for each share of common stock that you held as of the record date. For the purpose of determining whether a quorum is present at the meeting and whether the proposals have received the requisite affirmative votes described below, stockholders of record who are present at the meeting in person or by proxy and who abstain are considered stockholders who are present and entitled to vote, and their shares count toward the quorum.

For Proposal One—to amend our Restated Certificate of Incorporation to increase the authorized shares of common stock and to effect the 2-for-1 split of the common stock—to be approved, it will have to receive the affirmative vote of at least a majority of the outstanding shares entitled to vote. For Proposal Two—to allow the Company to extend the solicitation period if the special meeting is postponed or adjourned—to be approved, it will have to receive the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote. Because brokers are entitled to vote uninstructed shares on both of these proposals, broker non-votes, if any, will have the same effect on each proposal as a negative vote. Abstentions will also have the same effect on each proposal as a negative vote.

We will vote all properly executed proxies at the meeting in accordance with the direction on the proxy. You should note that if no direction is indicated, the shares will be voted FOR both of the proposals. Our Board has designated Ron Greene, Gareth Roberts and/or Phil Rykhoek to serve as proxies. We do not know of any matters, other than those matters listed on the Notice of Special Meeting of Stockholders that will be brought before the meeting. However, if any other matters are properly presented for action at the meeting, we intend for Ron Greene, Gareth Roberts and/or Phil Rykhoek, as proxies named in the enclosed proxy card, to vote at their discretion on such matters.

PERSONS MAKING THE SOLICITATION

We will bear all the costs incurred in the preparation and mailing of the proxy, proxy statement and Notice of Special Meeting. In addition to solicitation by mail, our directors, officers or employees may solicit proxies by personal interviews, telephone or other means of communication. If they do so, these individuals will not receive any special compensation for these services. We may also request brokerage firms, banks, nominees, custodians, and fiduciaries to forward proxy materials to the beneficial owners of shares of our common stock as of the record date and will reimburse such persons for the cost of forwarding the proxy materials in accordance with customary practice. Even though we have not made any provision to do so, we may also retain a proxy solicitor to assist us with the distribution and solicitation of proxies for the meeting at our expense.

PROPOSAL ONE:

TO APPROVE AN AMENDMENT TO OUR RESTATED CERTIFICATE OF

INCORPORATION TO INCREASE OUR AUTHORIZED COMMON STOCK

AND EFFECT A 2-FOR-1 SPLIT OF OUR COMMON STOCK

Denbury's Restated Certificate of Incorporation currently authorizes the issuance of 100,000,000 shares of Denbury's common stock and 25,000,000 shares of Denbury's preferred stock. As of August 1, 2005, 57,131,464 shares of common stock and no shares of preferred stock were outstanding. In addition, we had 4,728,385 shares of common stock subject to outstanding options and 1,418,710 shares of common stock reserved for issuance pursuant to future grants under our employee and director benefit plans. As of August 1, 2005, we also had 157,726 shares of common stock held in treasury.

Description of the Proposed Amendment to Restated Certificate of Incorporation

Our board of directors has unanimously approved, subject to stockholder approval, an amendment to Article IV of our Restated Certificate of Incorporation to increase the number of shares of common stock we are authorized to issue from 100,000,000 shares to 250,000,000 shares and to effect a 2-for-1 split of our common stock. Nothing in the proposed amendment would change the number of authorized shares of Denbury's preferred stock. The full text of the proposed amendment is set out in Appendix A to this proxy statement.

If the proposed amendment is approved by the stockholders, we will promptly file a Certificate of Amendment to our Restated Certificate of Incorporation with the Secretary of State of Delaware in substantially the form set out on Appendix A to this proxy statement. The amendment will become effective as of the close of business on a date specified therein, which we expect to be on or about October 31, 2005. On the effective date of the amendment, Denbury will be authorized to issue up to a total of 250,000,000 shares of its common stock. The additional shares of authorized common stock, when issued, would have the same rights and privileges as the shares of common stock currently issued and outstanding. Furthermore, each holder of common stock on that effective date would be entitled to receive one additional share of common stock for each share of common stock held on that date. Shares of Denbury common stock held in treasury and subject to outstanding options or reserved for issuance pursuant to future grants under our employee benefit plans would also be split 2-for-1 in the same manner and at the same time as the shares of outstanding common stock. Pursuant to the anti-dilution provision of our outstanding options, the exercise price of those options would be adjusted to one-half of the pre-split exercise price and the options would become exercisable for twice as many shares of common stock as prior to the stock split.

Purpose and Intended Effect of the Proposed Amendment

Without the proposed increase in our authorized shares, there are not enough authorized shares of common stock to effect the 2-for-1 stock split. The Board believes that the 2-for-1 stock split is in the best interest of the Company and our stockholders because the increase in the number of issued and outstanding shares of common stock that would result from the stock split will place the market price of the common stock in a range that is increasingly attractive to investors and may result in a broader market and increased liquidity for our shares. The Board also believes it is in Denbury's best interest to increase the number of authorized shares of common stock beyond the number necessary to effect the stock split in order to have additional shares available for future issuance to meet business needs as they arise, without experiencing the delay or cost of a stockholders meeting to approve additional authorized shares at that time. Such business needs may include future stock dividends or splits, equity financings, acquisitions, adopting new or modifying current employee benefit plans and other proper corporate purposes identified by the Board in the future. Any future issuances of our common stock would remain subject to separate stockholder approval if required by Delaware law or the regulations of the New York Stock Exchange.

If the proposed amendment is approved by the stockholders, the stock split would result in the issuance of an additional 57,289,190 shares of common stock, based on the number shares of our common stock outstanding as of August 1, 2005 and our treasury stock as of August 1, 2005. As of the same date, we had 6,147,095 shares reserved for future issuance under our employee and director benefit plans, which would be increased to 12,294,190 shares reserved for issuance under such plans if the proposed amendment was approved. This would leave Denbury with 123,127,430 shares authorized and available for future issuance after the 2-for-1 distribution. If the proposed amendment is not approved by the stockholders, the stock split will not be effected and the number of authorized shares of our common stock will remain at 100,000,000, in which case Denbury would have only 36,563,715 shares of common stock which remain authorized and available for future issuance, in addition to the shares reserved under our employee and director benefit plans.

Other Potential Effects of the Proposed Amendment

Other than as described in this proxy statement and as permitted or required under Denbury's existing employee benefit plans and outstanding awards under such plans, the board of directors has no immediate plans, understandings, agreements or commitments to issue additional shares of common stock for any purpose. No additional action or authorization by our stockholders would be necessary, however, prior to the issuance of any such additional shares, unless required by applicable law or the regulations of the New York Stock Exchange. Our stockholders do not have preemptive rights with respect to our common stock. As a result, if the board of directors elects to issue additional shares of common stock, existing stockholders will not have a preferential right to purchase such shares and could, therefore, experience a significant reduction in their interests with respect to earnings per share, voting, liquidation value and book and market value per share if the additional authorized shares are issued other than through a stock split or stock dividend to all stockholders.

An increase in the authorized shares of common stock and the subsequent issuance of such shares could also have the effect of delaying or preventing a change in control of Denbury. Shares of authorized and unissued common stock could be issued, within the limits of applicable law, in one or more transactions that would make a change of control of Denbury more difficult and time-consuming and, therefore, less likely. Common stock could also be issued to existing stockholders as a dividend or privately placed with purchasers that might side with the board of directors in opposing a takeover bid, thus discouraging such a bid. If this proposal is approved, the additional shares of common stock could also be used in conjunction with other potential anti-takeover measures already contained in our Restated Certificate of Incorporation, such as the ability of the board of directors to issue up to 25,000,000 shares of preferred stock and to designate the rights and preferences of the preferred stock without stockholder approval and the requirement that certain corporate actions be approved by two-thirds of the members of the board of directors. See the discussion below under "Common Stock—Anti-takeover Measures." These measures have been in existence in our charter since before Denbury was domesticated as a Delaware corporation in April, 1999, and will not be changed by the proposed amendment. The board of directors is not aware of any specific effort by any party to gain control of Denbury and has not approved the proposed amendment to discourage any such effort.

Common Stock

The following is a summary of the key terms and provisions of our common stock. You should refer to the applicable provisions of our Restated Certificate of Incorporation, bylaws and the Delaware General Corporation Law for a complete statement of the terms and rights of our capital stock.

Voting Rights. Each holder of common stock is entitled to one vote per share. Subject to the rights, if any, of the holders of any series of preferred stock pursuant to applicable law or the provision of the certificate of designation creating that series, all voting rights are vested in the holders of shares of common stock. Holders of shares of common stock have noncumulative voting rights, which means that the holders of more than 50% of the shares voting for the election of directors can elect 100% of the directors, and the holders of the remaining shares voting for the election of directors will not be able to elect any directors.

Dividends. Dividends may be paid to the holders of common stock when, as and if declared by the board of directors out of funds legally available for their payment, subject to the rights of holders of any preferred stock. We have never declared a cash dividend and intend to continue our policy of using retained earnings for expansion of our business.

Rights upon Liquidation. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of our common stock will be entitled to share equally, in proportion to the number of shares of common stock held by them, in any of our assets available for distribution after the payment in full of all debts and distributions and after the holders of all series of outstanding preferred stock, if any, have received their liquidation preferences in full.

Non-Assessable. All outstanding shares of common stock are fully paid and non-assessable. Our board of directors will specify in its resolutions approving the stock split that an amount equal to the par value of the shares to be issued will be transferred from our additional paid-in-capital account to our common stock account so that the additional shares to be distributed will be fully paid and non-assessable when distributed.

Anti-takeover measures. Our Restated Certificate of Incorporation requires a two-thirds majority vote by the Board on many significant transactions, including amending our charter or bylaws, issuing equity securities, creating any series of preferred stock, issuing debt in excess of 10% of our assets, making acquisitions or dispositions with a purchase price in excess of 20% of our assets, or increasing or decreasing the size of our Board. Because a smaller number of directors than a majority can join together to block future transactions, issuances of securities or changes in our organizational documents, there is an increased possibility that these transactions will not be accomplished.

No Preemptive Rights. Holders of common stock are not entitled to preemptive purchase rights in future offerings of our common stock.

Listing. Our outstanding shares of common stock are listed on the New York Stock Exchange under the symbol "DNR." The additional common stock we issue as a result of the stock split will also be listed on the New York Stock Exchange.

Required Vote

Approval of the proposed amendment to our Restated Certificate of Incorporation will require the affirmative vote of the holders of a majority of the outstanding shares of common stock that are entitled to vote on this matter. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against the proposal. No rights of appraisal or similar rights of dissenters exist with respect to this matter.

Recommendation of the Board

Our board of directors has unanimously approved the proposal and recommends that the stockholders vote FOR the proposal to amend our Restated Certificate of Incorporation to increase the number of authorized shares of common stock and effect a 2-for-1 split of our common stock.

PROPOSAL TWO:

AUTHORITY TO EXTEND

THE SOLICITATION PERIOD

FOR PROPOSAL ONE

We are seeking authority to extend the solicitation period for Proposal One past the date of the special meeting to allow us to continue to solicit proxies on Proposal One in the event the special meeting is postponed or adjourned for any reason. Under our Bylaws and Delaware law, we will have a quorum for holding a meeting if we have in person or represented by proxy at least one-third of our issued and outstanding shares of common stock entitled to vote at the meeting. Under Delaware law, however, Proposal One must have the affirmative vote of the holders of a majority of our outstanding shares of common stock that are entitled to vote on the matter. On the other hand, this Proposal Two to extend the solicitation period can be approved by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the matter. Therefore, if by the meeting date, a quorum is reached, but less than a majority of the outstanding shares have voted in favor of Proposal One, we are asking for specific authority to extend the solicitation period to solicit the additional vote required. If a majority of the shares present at the meeting vote in favor of this Proposal Two, the meeting may be reconvened at a later time and Denbury may continue to solicit additional votes on Proposal One until the meeting is reconvened. Because the approval of a majority of the outstanding shares required to approve Proposal One is a higher standard than is required to approve most proposals voted on by our stockholders in the past, our board of directors believes that it is particularly important for the Company to be given the authority to extend the solicitation period to continue to solicit votes for approval of Proposal One, if necessary.

The affirmative vote of a majority of shares present in person or represented by proxy at the meeting and entitled to vote on Proposal Two is required to extend the period for soliciting votes on Proposal One past the date of the special meeting. Abstentions and broker non-votes are not affirmative votes and, therefore, will have the same effect as a vote against Proposal Two.

Our board of directors has unanimously approved Proposal Two and recommends that the stockholders vote FOR the proposal to give the Company authority to extend the solicitation period for the special meeting in the event the special meeting is postponed or adjourned for any reason.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of August 1, 2005, the stockholders of which we are aware that beneficially own more than 5% of our issued and outstanding common stock and the common stock held by our executive officers and directors, individually and as a group, to our knowledge solely based upon public filings. Unless otherwise indicated, each stockholder identified in the table is believed to have sole voting and investment power with respect to the shares beneficially held. The table includes shares that were acquirable within 60 days following August 1, 2005 under our Stock Option Plan or our 2004 Omnibus Stock and Incentive Plan.

	Beneficial Ownership of Common Stock as of August 1, 2005
Name and Address of Beneficial Owner	Shares		Percent of Shares Outstanding

Ronald G. Greene	1,026,693	(1)(2)	1.8%
David I. Heather	16,500	(1)(3)	*
Greg McMichael	15,000	(1)	*
Randy Stein	10,000	(1)	*
Wieland F. Wettstein	39,418	(1)(4)	*
Donald D. Wolf	17,529	(1)	*
Gareth Roberts	921,189	(5)	1.6%
Ronald T. Evans	207,631	(6)	*
Phil Rykhoek	235,802	(6)	*
Mark A. Worthey	269,984	(6)	*
Mark C. Allen	116,924	(6)	*
Ray Dubuisson	109,600	(6)	*
Ron Gramling	134,953	(6)	*
James H. Sinclair	114,411	(6)	*
All of the executive officers and directors as a group
(14 persons)	3,235,634	(7)	5.6%
Wellington Management Company	4,062,338	(8)	7.1%
75 State Street
Boston, MA 02109

* Less than 1%

(1)

Includes 10,000 shares of restricted common stock which vests 20% per year, commencing on September 15, 2005 (except in the cases of Messrs. McMichael and Stein, whose vesting commences December 8, 2005 and January 21, 2006, respectively) until fully vested. In addition to the foregoing vesting provisions, all of these shares will vest upon death, disability, or a change in control of the Company. On each annual vesting date, 40% of such vested shares will be delivered to the director with the remaining 60% retained and held in escrow until he ceases to be a director.

(2)

Includes 20,150 shares of common stock held by Mr. Greene's spouse in her retirement plan, 34,000 shares held in the Greene Family Charitable Foundation of which Mr. Greene is the trustee, and 634,203 shares held by Tortuga Investment Corp., which is solely owned by Mr. Greene.

(3)	Includes 6,500 shares of common stock held in a family trust of which Mr. Heather is a trustee.

(4)

Includes 7,700 shares of common stock held by S.P. Hunt Holdings Ltd., which is solely owned by a trust of which Mr. Wettstein is a trustee. Also includes 14,818 shares of common stock held by Mr. Wettstein's spouse in her retirement plan.

(5)

Includes 108,330 shares of common stock held by a corporation which is solely owned by Mr. Roberts, 2,228 shares held by his spouse and 192,900 shares which Mr. Roberts has the right to acquire pursuant to stock options which are currently vested or which vest within 60 days from August 1, 2005. Ownership also includes 63,000 shares of common stock held in a private charitable foundation which he and his spouse control, but in which they have no beneficial interest. Also includes 235,000 shares of restricted stock, 65% of which vests 20% per year, commencing on August 6, 2005 until fully vested, and 35% of which vests upon the later of the officer reaching a retirement age between the age of 60 and 65, depending on length of service, and the officer's separation from the Company. In addition to the foregoing vesting provisions, all of these shares will vest upon death, disability, or a change in control of the Company. With respect to one-third of the 65% that vests over time and all of the shares that vest upon retirement, delivery of the shares will not be made to the officer until that officer's separation from the Company.

(6)

Includes the following shares of common stock for each respective individual: (a) shares which they respectively have the right to acquire pursuant to stock options that are currently vested or that vest within 60 days from August 1, 2005, and (b) shares of restricted stock, 65% of which vests 20% per year, commencing on August 6, 2005 until fully vested, and 35% of which vests upon the later of the officer reaching a retirement age between the age of 60 and 65, depending on length of service, and the officer's separation from the Company. In addition to the foregoing vesting provisions, all of these shares will vest upon death, disability, or a change in control of the Company. With respect to one-third of the 65% that vests over time and all of the shares that vest upon retirement, delivery of the shares will not be made to the officer until that officer's separation from the Company.

Officer	Stock Options	Restricted Stock
Ronald T. Evans	12,200	175,000
Phil Rykhoek	50,381	175,000
Mark A. Worthey	56,046	175,000
Mark C. Allen	19,500	85,000
Ray Dubuisson	22,500	85,000
Ron Gramling	37,300	85,000
James H. Sinclair	27,200	85,000

(7)

Includes 418,027 shares of common stock which the officers and directors as a group have the right to acquire pursuant to stock options which are currently vested or which vest within 60 days from August 1, 2005, and 1,160,000 shares of restricted stock which vest over time as indicated above.

(8)

Information based on Schedule 13G filed with the SEC on February 14, 2005. Wellington Management Company claims shared power to vote or to direct the vote for 3,182,338 shares and shared power to dispose or to direct the disposition of 4,062,338 shares.

STOCKHOLDER PROPOSALS

All future stockholder proposals must be submitted in writing to Phil Rykhoek, Chief Financial Officer and Secretary, 5100 Tennyson Parkway, Suite 3000, Plano, Texas 75024. In order for a stockholder proposal to be included in the proxy materials for our 2006 Annual Meeting of Stockholders, the proposal must be received by the Company no later than December 3, 2005. These proposals must also meet other requirements of the Securities and Exchange Act of 1934 to be eligible for inclusion.

The form of Proxy for our 2006 Annual Meeting of Stockholders will grant authority to the persons designated therein as proxies to vote in their discretion on any other matters that come before the meeting, or any adjournment thereof, that are not set forth in our proxy statement, except for those matters as to which adequate notice is received. In order for a notice to be deemed adequate for purposes of our 2006 Annual Meeting of Stockholders, it must be received by the Company prior to February 13, 2006.

OTHER MATTERS

We know of no other matter to come before the special meeting other than the matters referred to in the Notice of Special Meeting. However, if any other matter properly comes before the meeting, the accompanying proxy will be voted on such matter at the discretion of the person or persons voting the proxy.

All information contained in this proxy statement relating to the occupations, affiliations and securities holdings of our directors and officers and their relationship and transactions with us is based upon information received from the individual directors and officers. All information relating to any beneficial owner of more than 5% of our common stock is based upon information contained in reports filed by such owner with the SEC.

By order of the Board of Directors

Phil Rykhoek

Senior Vice President, Chief Financial Officer

and Secretary

APPENDIX A

CERTIFICATE OF AMENDMENT

OF

RESTATED CERTIFICATE OF INCORPORATION OF

DENBURY RESOURCES INC.

It is hereby certified that:

1.	The name of the corporation (the "Corporation") is Denbury Resources Inc.

2.     The restated certificate of incorporation of the Corporation is hereby amended by deleting the first paragraph of Article IV and by substituting in lieu of that paragraph the following:

"The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue is 275,000,000 shares, consisting of: (i) 250,000,000 shares of common stock, par value $.001 per share (the "Common Stock"), and (ii) 25,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). Shares of any class of capital stock of the Corporation may be issued for such consideration and for such corporate purposes as the Board of Directors of the Corporation (the "Board of Directors") may from time to time determine. Each outstanding share of Common Stock shall be entitled to one vote."

3.     As of the close of business on [insert date that is no earlier than 10 days after stockholder approval of this amendment] (the "Effective Date"), each one (1) issued share of Common Stock immediately prior to the Effective Date (including shares held in the treasury of the Corporation) shall automatically be split into two (2) validly issued, fully paid and nonassessable shares of Common Stock, par value one-tenth of a cent ($0.001) per share, without any action on the part of the holder thereof. Promptly after the Effective Date, each holder of Common Stock immediately prior to the Effective Date shall be entitled to receive such number of additional shares of Common Stock, par value one-tenth of a cent ($0.001) per share, as is equal to such number of shares of Common Stock, par value one-tent of a cent ($0.001) per share, held immediately prior to the Effective Date.

4.     The amendment of the restated certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

[Signature page follows.]

IN WITNESS WHEREOF this Certificate of Amendment has been executed for Denbury Resources Inc. by Phil Rykhoek, its Secretary, this ___ day of _________________, 2005.

_________________________________
Phil Rykhoek, Secretary

*** PROXY CARD ***

DENBURY RESOURCES INC.

SPECIAL MEETING OF STOCKHOLDERS

to be held

Wednesday, October 19, 2005

PROXY VOTING INSTRUCTIONS

TO VOTE BY MAIL

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

TO VOTE BY TELEPHONE (TOUCH-TONE PHONE ONLY)

Please call toll-free 1-800-PROXIES and follow the instructions. Have your control number, which is presented below, available when you call.

TO VOTE BY INTERNET

Please access the web page at "www.voteproxy.com" and follow the on-screen instructions. Have your control number, which is presented below, available when you access the web page.

YOUR CONTROL NUMBER IS

Please Detach and mail in the Envelope Provided

X	Please mark you votes as in this example

FOR	AGAINST	ABSTAIN

1.  Proposal to approve an amendment to our Restated Certificate of Incorporation to increase the number of shares of our authorized common stock from 100,000,000 shares to 250,000,000 shares and to split our common shares 2-for-1.

	FOR	AGAINST	ABSTAIN
2. Proposal to grant authority to the Company to extend the solicitation period in the event that the special meeting is postponed or adjourned for any reason.

Signature:_________________________Date:___________________Signature: ___________________________ Date:___________________

(If held Jointly)

*** PROXY CARD ***

DENBURY RESOURCES INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD OCTOBER 19, 2005

By signing this proxy, I appoint Ronald G. Greene, Chairman of the Board of Denbury, Gareth Roberts, President and Chief Executive Officer of Denbury and Phil Rykhoek, Secretary, of Denbury, and each of them acting singly, my attorney and proxy, with full power of substitution, to vote on my behalf all of the shares of Denbury Resources Inc. common stock that I am entitled to vote at the Special Meeting of Stockholders to be held on Wednesday, October 19, 2005, and at any adjournments of the meeting. This proxy revokes any earlier proxy I have signed with respect to these shares.

If this proxy is properly executed, your shares of Denbury Resources Inc. common stock represented by this proxy will be voted in the manner you specify. If no specification is made, your shares of Denbury Resources Inc. common stock will be voted for the proposal to amend our Restated Certificate of Incorporation and for the proposal for authority to extend the solicitation period in the event that the special meeting is postponed or adjourned for any reason. The proxies are authorized to vote your shares, in their discretion, on any other matter that is properly brought before the meeting.

PLEASE SIGN AND MAIL YOUR PROXY TODAY.